SCHEDULE 14A INFORMATION

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Conexant Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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January 10, 2005

Dear Shareowner:

Conexant’s 2005 Annual Meeting of Shareowners will be held at 10:00 a.m. Pacific Standard Time on Wednesday, February 23, 2005, at the Hilton Irvine/Orange County Airport hotel, located at 18800 MacArthur Boulevard, Irvine, California 92612. We look forward to your attending either in person or by proxy. Details of the business to be conducted at the Annual Meeting are included in the attached Notice of Annual Meeting and Proxy Statement. Shareowners may also access the Notice of Annual Meeting and the Proxy Statement via the Internet at http://www.conexant.com.

If you plan to attend the meeting, please check the box on your Proxy Card indicating your desire to attend and save the admission ticket attached to your proxy; or indicate your intention to attend when voting by telephone or via the Internet, and an admittance card will be forwarded to you promptly.

Sincerely yours,

Dwight W. Decker, Ph. D. Chairman of the Board and Chief Executive Officer

RETURN OF PROXY CARD

Please complete, sign, date and return the accompanying Proxy Card promptly in the enclosed addressed envelope, even if you plan to attend the Annual Meeting. Postage need not be affixed to the envelope if mailed in the United States.

The immediate return of your Proxy Card will be of great assistance in preparing for the Annual Meeting and is, therefore, urgently requested. If you attend the Annual Meeting and have made arrangements to vote in person, your Proxy Card will not be used.

VOTING ELECTRONICALLY OR BY TELEPHONE

Instead of submitting your proxy vote with the accompanying paper Proxy Card, you may vote electronically via the Internet or by telephone by following the procedures set forth on the Proxy Card.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON

If you plan to attend the Annual Meeting to be held at 10:00 a.m. Pacific Standard Time on Wednesday, February 23, 2005, at the Hilton Irvine/Orange County Airport hotel, located at 18800 MacArthur Boulevard, Irvine, California 92612, please be sure to check the box on your proxy card indicating your desire to attend and save the admission ticket attached to your proxy; or, indicate your desire to attend the meeting through Conexant’s telephone or Internet voting procedures.

If you plan to attend the Annual Meeting, it will be necessary for you to bring your admission ticket. In addition to your admission ticket, you may be asked to present a valid picture identification such as a driver’s license or passport.

If your shares are not registered in your own name and you plan to attend the Annual Meeting and vote your shares in person, in addition to bringing your admission ticket, you should contact your broker or agent in whose name your shares are registered to obtain a broker’s proxy and bring it to the Annual Meeting in order to vote.

CONEXANT SYSTEMS, INC.

4000 MacArthur Boulevard

Newport Beach, California 92660

NOTICE OF ANNUAL MEETING OF SHAREOWNERS

Dear Shareowner:

You are cordially invited to attend the 2005 Annual Meeting of Shareowners of Conexant Systems, Inc. (“Conexant” or the “Company”) which will be held on Wednesday, February 23, 2005, at 10:00 a.m. Pacific Standard Time, at the Hilton Irvine/Orange County Airport hotel, located at 18800 MacArthur Boulevard, Irvine, California 92612. The 2005 Annual Meeting is being held for the following purposes:

1. To elect three members of the Board of Directors of the Company with terms expiring at the 2008 Annual Meeting of Shareowners;

2. To ratify the appointment by the Audit Committee of the Board of Directors of the accounting firm of Deloitte & Touche LLP as independent auditors for the Company for the current fiscal year; and

3. To transact such other business as may properly come before the 2005 Annual Meeting or any adjournment thereof.

These items are fully discussed in the following pages. Only shareowners of record at the close of business on January 3, 2005 will be entitled to notice of, and to vote at, the 2005 Annual Meeting. A list of such shareowners will be available for inspection by any shareowner at the offices of the Company at 4000 MacArthur Boulevard, Newport Beach, California 92660-3095, for at least ten days prior to the 2005 Annual Meeting and also at the meeting.

Shareowners are requested to complete, sign, date and return the Proxy Card as promptly as possible. A return envelope is enclosed. Submitting your proxy with the Proxy Card, via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Dennis E. O’Reilly Secretary

January 10, 2005

Conexant Systems, Inc.

4000 MacArthur Boulevard

Newport Beach, California 92660

Proxy Statement

The enclosed proxy is solicited by the Board of Directors of Conexant Systems, Inc. (“Conexant” or the “Company”) for use in voting at the 2005 Annual Meeting of Shareowners (the “Annual Meeting”) to be held at 10:00 a.m. Pacific Standard Time on Wednesday, February 23, 2005, at the Hilton Irvine/Orange County Airport hotel, located at 18800 MacArthur Boulevard, Irvine, California 92612, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareowners. This proxy statement and the proxy are first being mailed to shareowners and made available on the Internet (http://www.conexant.com) on or about January 10, 2005.

On June 27, 2003, the Company completed the spin-off of its Internet infrastructure business, Mindspeed Technologies, Inc. (“Mindspeed”) (the “Mindspeed Spin-Off”). In connection with the Mindspeed Spin-Off, certain adjustments were made to the Company’s stock-based compensation plans and outstanding awards thereunder. On February 27, 2004, the Company completed its merger with GlobespanVirata, Inc. (“GlobespanVirata”) (the “Merger”). In connection with the Merger, certain adjustments were made with respect to the Company’s stock-based compensation plans and outstanding awards thereunder. All information in this Proxy Statement regarding the Company’s Common Stock and awards under the Company’s stock-based compensation plans gives effect to the Mindspeed Spin-Off, the Merger, and the related adjustments. For presentation purposes, references made to the fiscal years ended September 30, 2002, 2003 and 2004 relate to the actual fiscal years ended September 27, 2002, October 3, 2003 and October 1, 2004, respectively.

Voting and Revocability of Proxies

When proxies are properly executed, dated and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareowners. If no specific instructions are given, the shares will be voted FOR the election of the nominees for directors set forth herein and FOR ratification of the appointment of the independent auditors. In addition, if other matters come before the Annual Meeting, the persons named in the Proxy Card will vote in accordance with their best judgment with respect to such matters. A shareowner giving a proxy has the power to revoke it at any time prior to its exercise by giving written notice of revocation to the Secretary prior to the Annual Meeting, by giving a valid, later dated proxy, or by voting in person at the Annual Meeting.

The enclosed Proxy Card also offers shareowners the option to access materials for any future shareowner meeting electronically via the Internet. A shareowner, who consents to accessing such materials electronically, may revoke such consent at any time. The Company will continue to distribute printed materials for future shareowner meetings to shareowners who do not consent to access such materials electronically.

It is the Company’s policy to maintain the confidentiality of proxy cards, ballots and voting tabulations that identify individual shareowners except as may be necessary to meet any applicable legal requirements and, in the case of any contested proxy solicitation, as may be necessary to permit proper parties to verify the propriety of proxies presented by any person and the results of the voting. The inspectors of election and any employees associated with processing proxy cards or ballots and tabulating the vote are required to acknowledge their responsibility to comply with this policy of confidentiality.

Each share of Common Stock of the Company outstanding on the record date will be entitled to one vote on all matters. The three candidates for election as directors at the Annual Meeting who receive the highest number of affirmative votes, a quorum being present, will be elected. The ratification of the appointment of the independent auditors will require the affirmative vote of a majority of the votes entitled to be cast by holders of shares of the Company’s Common Stock present or represented by proxy and entitled to vote at the Annual Meeting, a quorum being present. Because abstentions with respect to any matter are treated as shares present or represented by proxy and entitled to vote for the purposes of determining whether that matter has been approved by the shareowners, abstentions have the same effect as negative votes for each proposal, other than the election of directors. Broker non-votes are not deemed to be present or represented by proxy for purposes of determining whether shareowner approval of a matter has been obtained, but they are counted as present for purposes of determining the existence of a quorum at the Annual Meeting.

Record Date, Quorum and Share Ownership

Only shareowners of record at the close of business on January 3, 2005 will be entitled to vote at the Annual Meeting. The presence in person or by proxy of a majority of the shares of the Company’s Common Stock outstanding on the record date is required for a quorum. As of January 3, 2005, there were 468,538,298 outstanding shares of the Company’s Common Stock.

ELECTION OF DIRECTORS (Proposal 1)

The Company’s Restated Certificate of Incorporation provides that the Board of Directors shall consist of three classes of directors with overlapping three-year terms. One class of directors is to be elected each year with a term extending to the third succeeding Annual Meeting after election. The Restated Certificate of Incorporation provides that the Board shall maintain the three classes so as to be as nearly equal in number as the then total number of directors permits. At the end of the fiscal year, the Company had 12 directors. On November 12, 2004 Armando Geday resigned from the Board, and on December 30, 2004 Dr. Ralph J. Cicerone resigned from the Board. The Board has determined not to fill the vacancies resulting from these departures and has decreased its size to 10 directors. The three directors in Class III will be elected at the 2005 Annual Meeting to serve for a term expiring at the Company’s Annual Meeting in 2008. The four directors in Class I and three directors in Class II are serving terms expiring at the Company’s Annual Meeting of Shareowners in 2006 and 2007, respectively.

Unless marked otherwise, proxies received will be voted FOR the election of each of the three nominees specified in “Class III—Nominees for Directors with Terms Expiring in 2008” below, who now serve as directors with terms expiring at the 2005 Annual Meeting and until their successors are elected and qualified. If any such nominee for the office of director is unwilling or unable to serve as a nominee for the office of director at the time of the Annual Meeting, the proxies may be voted either (1) for a substitute nominee, who shall be designated by the proxy holders or by the present Board of Directors to fill such vacancy, or (2) for the other nominees only, leaving a vacancy. Alternatively, the size of the Board may be reduced so that there is no vacancy. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director. Such persons have been nominated to serve until the 2008 Annual Meeting of Shareowners and until their successors are elected and qualified.

The Board of Directors recommends a vote FOR the election of each of the nominees listed below.

Information as to Nominees for Directors and Continuing Directors

Listed below for each director, as reported to Conexant, is the Director’s name, age and principal occupation for the past five years, his position, if any, with Conexant, and other directorships held.

Class III

Nominees for Directors with Terms Expiring in 2008

Steven J. Bilodeau, age 46—Mr. Bilodeau has been a director of Conexant since February 2004. Prior to that, he was a director of GlobespanVirata, Inc. since September 2003. He has been the president and chief executive officer and a director of SMSC (formerly known as Standard Microsystems Corporation)

(semiconductors) since March 1999 and chairman of the board of SMSC since February 2000. He served as president, Semiconductor Equipment Group, and as a director of Robotic Vision Systems Inc. (machine vision) prior thereto.

D. Scott Mercer, age 53—Mr. Mercer has been a director of Conexant since 2003. Mr. Mercer is a private investor, who has served as senior vice president and adviser to the chief executive officer of Western Digital Corporation (computer hardware) from February 2004 through December 2004. Prior to that, he was senior vice president and chief financial officer of Western Digital Corporation since October 2001. He served as vice president and chief financial officer of TeraLogic, Inc. (semiconductors) from June 2000 to September 2001. Prior to that, he was vice president, finance, European operations of Dell Inc. (personal computers) from August 1998 to June 2000. Mr. Mercer is a director of Adaptec, Inc. and NetRatings, Inc.

Giuseppe Zocco, age 39—Mr. Zocco has been a director of Conexant since February 2004. Prior to that, he was a director of GlobespanVirata, Inc. since December 2001. He has been a general partner of Index Ventures (private venture capital firm) since 1996.

Class II

Continuing Directors with Terms Expiring in 2007

Donald R. Beall, age 66—Mr. Beall has been a director of Conexant since 1998. He is the retired chairman and chief executive officer of Rockwell International Corporation (now named Rockwell Automation, Inc.) (electronic controls and communications) and was a director of Rockwell from 1978 to February 2001. Mr. Beall is Chairman of the Executive Committee of and a director of Rockwell Collins, Inc. (avionics and communications). He is also a director of Skyworks Solutions, Inc., Mindspeed Technologies, Inc., Jazz Semiconductor, Inc. and CT Realty. He is a former director of Amoco Corporation, ArvinMeritor, Inc., The Procter & Gamble Company and The Times Mirror Company. He is a trustee of the California Institute of Technology, a member of various University of California-Irvine supporting organizations, and an Overseer of the Hoover Institution at Stanford University. He is also an investor, director and/or advisor with several private companies and investment partnerships.

Balakrishnan S. Iyer, age 48—Mr. Iyer has been a director of Conexant since 2002. He served as senior vice president and chief financial officer from January 1999 to June of 2003. Prior to that, he was senior vice president and chief financial officer for Rockwell Semiconductor Systems, Inc. from October 1998. He has served as a consultant to Mindspeed Technologies, Inc. (networking infrastructure semiconductors) from June 2003 through December 2004. Mr. Iyer is currently a director of Invitrogen Corporation, Power Integrations, QLogic Corporation and Skyworks Solutions, Inc.

Jerre L. Stead, age 62—Mr. Stead has been a director of Conexant since 1998. Mr. Stead has been chairman of the board of HAIC Software Technology (software) since December 2000. Prior to that, he was chairman of the board and chief executive officer of Ingram Micro, Inc. (computer technology services) from August 1996 to May 2000. He is a director of Armstrong World Industries, Inc., Brightpoint, Inc., Mindspeed Technologies, Inc. and Mobility Electronics, Inc. He is also chairman of the board of the Center of Ethics and Values at Garrett Seminary on the Northwestern University campus.

Class I

Continuing Directors with Terms Expiring in 2006

Dipanjan Deb, age 35—Mr. Deb has been a director of Conexant since February 2004. Prior to that, he was a director of GlobespanVirata, Inc. since March 1999. He has been a partner of Francisco Partners (investment firm) since its formation in August 1999. He is a director of AMI Holdings, Inc., Ultra Clean Holdings, Inc. and Credence Systems Corporation.

Dwight W. Decker, age 54—Mr. Decker has been chairman of the board of Conexant since December 1998; he served as non-executive chairman from the end of February 2004 to November 2004. He has been chief executive officer of the Company from January 1999 to February 2004 and again since November 2004.

Mr. Decker is a non-executive chairman of the board and a director of each of Mindspeed Technologies, Inc. and Skyworks Solutions, Inc., and a director of Pacific Mutual Holding Company and Jazz Semiconductor, Inc. He also serves as a director or member of numerous professional and civic organizations.

F. Craig Farrill, age 52—Mr. Farrill has been a director of Conexant since 1998. Mr. Farrill has been president and chief executive officer of Kodiak Networks, Inc. (wireless communications) since March 2003. Mr. Farrill was managing director and chief technology officer of InOvate Communications Group (wireless communications) from September 2000 to March 2003. Prior to that, he was chief technology officer of Vodafone AirTouch PLC (wireless communications) from July 1999 to July 2000. He is a director and a corporate officer of the CDMA Development Group, a digital cellular technology consortium, which he founded in 1993.

John W. Marren, age 41—Mr. Marren has been a director of Conexant since February 2004. Prior to that, he was a director of GlobespanVirata, Inc. since June 2000. He has been a partner of Texas Pacific Group (investment firm) since April 2000. Prior to that, Mr. Marren was managing director and the co-head of Technology Investment Banking for Morgan Stanley Dean Witter (financial services) from 1996 to April 2000. Mr. Marren is chairman of the board and a director of MEMC Electronic Materials, Inc. and a director of ON Semiconductor Corporation and several privately held companies.

BOARD COMMITTEES AND MEETINGS

The standing committees of the Board of Directors of Conexant during fiscal 2004 were an Audit Committee, a Governance and Board Composition Committee, and a Compensation and Management Development Committee, each of which is comprised of non-employee directors who are independent directors within the meaning of the rules of The Nasdaq Stock Market for independent directors. The functions of each of these three committees are described below; committee charters are posted on Conexant’s website at www.conexant.com/ir/ corp_governance.html. In addition, on August 6, 2004, the Board of Directors of Conexant created the Investment Management Committee, whose members consist of employee and non-employee directors, some of whom are not independent directors. The members of each of the Board committees are identified in the following table, each committee chairman being denoted with an asterisk. In addition, commencing on February 26, 2003, Conexant’s independent directors began holding regular meetings without members of management present.

Director	Audit		Governance & Board Composition		Compensation & Management Development		Investment Management
D. R. Beall			x	*	x		x
S. J. Bilodeau	x		x
D. Deb			x		x		x
D. W. Decker							x	*
F. C. Farrill			x
B. S. Iyer							x
J. W. Marren	x		x		x		x
F. S. Mercer	x	*	x
J. L. Stead			x		x	*
G. Zocco			x

*	Chairman

The Audit Committee, among other things, reviews the scope and effectiveness of audits of Conexant by its independent public accountants and internal auditors; selects and recommends the employment of independent public accountants for Conexant, subject to approval of the shareowners; reviews the audit plans of Conexant’s independent public accountants and internal auditors; reviews and approves, in advance, the fees charged and the scope and extent of any non-audit services performed by the independent public accountants; establishes procedures for the receipt, retention and treatment of anonymous and other complaints regarding Conexant’s accounting or auditing matters; reviews Conexant’s quarterly and annual financial statements before their release; reviews and approves the appointment or change of Conexant’s director of internal audit; reviews the adequacy of Conexant’s system of internal controls and recommendations of the independent public accountants and of the internal auditors with respect thereto; reviews and acts on comments and suggestions by the independent public accountants and by the internal auditors with respect to their audit activities; monitors compliance by Conexant’s employees with its standard of business conduct policies; meets with Conexant’s management to review any issues related to matters within the scope of the Audit Committee’s duties; and investigates any matter brought to its attention within the scope of its duties. The Audit Committee acts pursuant to a written charter, most recently amended on February 25, 2004, a copy of which is attached to this proxy statement as Annex A. In the opinion of the Conexant board of directors, all current members of the Audit Committee are independent directors. The Audit Committee met 8 times during the 2004 fiscal year.

The principal functions of the Governance and Board Composition Committee are to develop and review at least annually Conexant’s governance guidelines; to develop an annual self-evaluation process for the board and its committees and oversee the annual self-evaluations; to review the board’s committee structure and recommend to the board for its approval the directors to serve as members of each committee; to consider and recommend to the board of directors qualified candidates for election as directors of Conexant; to lead the search for qualified candidates who may be submitted by directors, officer, employees, shareowners and others; and periodically to prepare and submit to the board of directors for adoption the committee’s selection criteria for director nominees.

Under the Governance and Board Composition Committee’s current board selection criteria (which are posted on Conexant’s website at www.conexant.com/ir/corp_governance.html), director candidates are selected with a view to bringing to the board a variety of experience and backgrounds. Directors should have high level managerial experience in a relatively complex organization or be accustomed to dealing with complex problems. The committee seeks candidates of the highest character and integrity, and who have experience at or demonstrated understanding of strategy/policy setting and a reputation for working constructively with others. In addition, candidates should have sufficient time available to devote to Conexant in order to carry out their duties as directors. In fulfilling its responsibility to lead the search for qualified director candidates, the committee consults with other directors, as well as the chief executive officer and other senior executives of Conexant. The committee may also from time to time retain third party search firms to assist in identifying candidates. The committee will consider director candidates recommended by Conexant shareowners pursuant to the procedures described in “Shareowner Proposals or Nominations”. In the opinion of the Conexant board of directors, all current members of the Board Governance and Composition Committee are independent directors. The Board Governance and Composition Committee met 2 times during the 2004 fiscal year.

The principal functions of the Compensation and Management Development Committee, or the Compensation Committee, are to recommend compensation and benefits for non-employee directors; to review and approve on an annual basis the corporate goals and objectives with respect to compensation for the chief executive officer; to determine the salaries of all executive officers and review annually the salary plan for other executives in general management positions; to review Conexant’s base pay, incentive compensation, deferred compensation and all stock-based plans; to review the performance of Conexant’s chief executive officer and senior executives and oversee the development of executive succession plans; and to prepare and publish an annual executive compensation report. The members of the Compensation Committee are ineligible to participate in any of the plans or programs administered by the Compensation Committee, except the Conexant Directors Stock Plan. In the opinion of the Conexant board of directors, all current members of the Compensation Committee are independent directors. The Compensation Committee met 6 times during the 2004 fiscal year and acted by unanimous written consent 5 times.

The principal functions of the Investment Management Committee are the review of the Company’s investments, equity and debt positions and working with management to develop a strategy for the liquidation of certain investments and repayment of the Company’s convertible notes. The Investment Management Committee met once during the 2004 fiscal year.

The Conexant Board of Directors held 13 meetings and acted by unanimous written consent 2 times during the 2004 fiscal year. Each director is expected to attend each meeting of the board and those committees on which he serves. No director attended less than 75% of all the meetings of the board and those committees on which he served in the 2004 fiscal year. In addition, Conexant’s independent directors held 3 meetings during the 2004 fiscal year. Directors are expected to attend Conexant’s annual meetings of shareowners. All currently serving directors, who were members of the board of directors as of the time of the Conexant 2004 annual meeting of shareowners, (other than Mr. Farrill) attended that meeting on February 25, 2004. The board of directors has implemented a process for shareowners of Conexant to send communications to the board. Any shareowner desiring to communicate with the board, or with specific individual directors, may do so by writing to the Secretary of Conexant, who has been instructed by the board to forward promptly all such communications to the addressees indicated thereon.

Directors’ Compensation

During fiscal 2004, non-employee directors of Conexant received a base retainer at the rate of $30,000 per year for board service. They received an additional retainer for service on committees of the board as follows: an annual fee of $5,000 for service as a committee chairman, except that the chairman of the Audit committee received an annual fee of $10,000 and an annual fee of $2,500 for service as a member of a committee. In addition, each non-employee director received $1,500 per day for each board meeting attended in person and $750 per day for each board meeting attended by telephone. On dates when there was no regularly scheduled board meeting, each non-employee director received $1,000 for each committee meeting attended either in person or by telephone. The Conexant Directors Stock Plan provides that upon initial election to the board, each non-employee director will be granted an option to purchase 40,000 shares of Conexant Common Stock at an exercise price per share equal to the fair market value of Conexant Common Stock on the date of grant. Such stock options become exercisable in four equal installments on each of the first, second, third and fourth anniversaries of the date the options are granted. In addition, following completion of 6 months of service on the board, each non-employee director is eligible to receive an option to purchase 10,000 shares following the Conexant Annual Meeting of Shareowners and an option to purchase an additional 10,000 shares approximately 6 months from that date.

On October 6, 2003, each then serving non-employee director was granted an option to purchase 10,000 shares of Conexant Common Stock. This grant was in recognition of extraordinary performance, dedication and service in respect of the focused business creation strategy that culminated in the Mindspeed Spin-Off. Immediately following the 2004 Annual Meeting of Shareowners on February 25, 2004, each non-employee director (other than Messrs. Bilodeau, Deb, Marren and Zocco, who were not directors at that time) was granted an option to purchase 10,000 shares of Conexant Common Stock. Messrs. Bilodeau, Deb, Marren and Zocco were granted 40,000 stock options upon their election to the board effective February 27, 2004. In August 2004, each non-employee director (including Messrs. Bilodeau, Deb, Marren and Zocco) received an option to purchase 10,000 shares of Conexant Common Stock. All of the cash and equity compensation to which Mr. Marren is entitled is paid directly to TPG GenPar L.P., a unit of Texas Pacific Group.

Effective December 30, 2004, Dr. Cicerone resigned from the board in preparation for his assuming the Presidency of the National Academy of Sciences, which does not permit its president to serve on corporate boards. In recognition of Dr. Cicerone’s contribution to the Company and service on the Board of Directors, the Compensation Committee amended the terms and conditions of Dr. Cicerone’s stock options grants such that his stock options will be treated as if he were retiring at age 55 and after 5 years of service; i.e., upon his leaving the board all his outstanding options became exercisable and that he has the lesser of 5 years or the remaining life of the options in which to exercise them.

None of the non-employee directors was eligible to participate in the Company’s Exchange Offer, described below under the caption “Stock Options and Restricted Stock” in the report of the Compensation Committee on Executive Compensation.

Under the terms of Conexant’s directors’ deferred compensation plan, a director may elect to defer all or part of the cash payment of retainer fees until such time as shall be specified with interest on deferred amounts accruing quarterly at 120% of the Federal long-term rate set each month by the Secretary of the Treasury. Each director also has the alternative each year to determine whether to defer all or any portion of the cash retainer by electing to receive shares or restricted shares valued at the closing price of Conexant Common Stock on the Nasdaq National Market System on the date each retainer payment would otherwise be made in cash.

Report of the Audit Committee

The Audit Committee has furnished the following report on Audit Committee matters:

The Audit Committee acts pursuant to a written charter that was adopted by the board of directors on November 30, 1998 and amended and restated most recently on February 25, 2004. The Audit Committee reviews the charter annually and revises it as appropriate; a copy of the charter is attached as Annex A to this proxy statement and is also available on the Company’s website at www.conexant.com. The Audit Committee consists entirely of independent directors, and its Chairman is a financial expert.

The Audit Committee reviewed and discussed with Conexant’s management and Deloitte & Touche LLP, the Company’s independent auditors, the audited consolidated financial statements of Conexant for the fiscal year 2004. The Audit Committee also discussed with Deloitte & Touche the matters required to be discussed pursuant to the Statement on Auditing Standards No. 61 (Communication with Audit Committees) and Securities and Exchange Commission Regulation S-X Rule 2-07.

The Audit Committee also reviewed written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with Deloitte & Touche LLP its independence from Conexant and considered whether the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining the independence of that firm.

The Audit Committee also discussed with the Company’s internal and independent auditors their evaluations of the Company’s internal accounting controls and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee approved the inclusion of the audited financial statements for the fiscal year 2004 in Conexant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. The Audit Committee also selected, subject to shareholder ratification, Deloitte & Touche LLP as the Company’s independent auditors for fiscal year 2005.

Audit Committee

D. Scott Mercer, Chairman

Steven J. Bilodeau

John W. Marren

Report of the Compensation and Management Development Committee on Executive Compensation

The Compensation and Management Development Committee, or the Compensation Committee, which consists entirely of independent directors, has furnished the following report on executive compensation.

Compensation Philosophy and Objectives

The Compensation Committee has adopted for Conexant a general compensation philosophy of “pay for performance” in which total cash compensation should vary with Conexant’s performance. The Compensation Committee believes this philosophy is appropriate for Conexant as a high technology, semiconductor company. The Compensation Committee’s goal is to provide base salary and opportunity for annual incentives sufficient to provide total cash compensation at market competitive levels for major U.S. high technology companies and to provide long-term incentives in the form of stock option grants to its executives at slightly above market competitive levels for major U.S. high technology companies.

Total annual compensation for the majority of Conexant’s employees, including its executive officers, consists of the following:

•	base salary; and

•	an annual incentive compensation program that is related to achievement of certain financial performance measures of Conexant and/or its stock price appreciation, and based on an individual bonus target for the performance period. The annual incentive from year to year may be delivered in cash, restricted stock or stock options.

Long-term incentive compensation is realized through the grant of stock options (and in some cases, shares of restricted stock) to executive officers and most employees under the 1999 Long-Term Incentives Plan (“1999 LTIP”) and the 2000 Non-Qualified Stock Plan.

In addition to encouraging stock ownership by granting stock options and restricted stock, Conexant further encourages all of its employees to own Conexant Common Stock through Conexant’s Employee Stock Purchase Plans, or the ESPPs. The ESPPs allow participants to buy Conexant Common Stock at a discount to the market price with up to 15% of their salary and bonuses (subject to certain limits).

Setting Executive Compensation

In setting the base salary and individual bonus target amount for executive officers, the Compensation Committee reviews information relating to executive compensation of U.S.-based semiconductor and other high technology companies that are considered generally comparable to Conexant. While there is no specific formula that is used to establish executive compensation in relation to this market data, executive officer base salary is generally set to be around the average salaries for comparable jobs in the marketplace. However, if Conexant meets or exceeds certain predetermined financial and non-financial goals, amounts paid under Conexant’s performance-based incentive compensation programs may lead to total cash compensation levels that are higher than the average salaries for comparable positions. The Compensation Committee considers the total compensation (earned or potentially available) of the senior executives in establishing each component of compensation. In its review, the Compensation Committee considers the following: (1) industry, peer group and national surveys of other U.S. semiconductor and high technology companies; (2) reports of the independent compensation consultants who advise the Compensation Committee on Conexant’s compensation programs in comparison with those of other companies which the consultants believe compete with Conexant for executive talent; and (3) performance judgments as to the past and expected future contributions of individual senior executives.

Performance-Based Compensation

Conexant’s executive annual incentive compensation program is based on the overall financial performance of Conexant. In any given year, that performance is measured against the specific performance criteria adopted by the Compensation Committee for use in that particular fiscal year. Performance criteria typically include revenue growth, operational profitability, and attainment of strategic business development goals. In addition, executive incentive compensation awards may be adjusted by an individual performance multiplier. The chief executive officer’s annual incentive compensation has the same components as the executive program. This award may also be adjusted by the board of directors based on individual performance. For all executives, the annual incentive award value is targeted at competitive market levels for semiconductor and other high technology companies.

Performance-Based Compensation for Fiscal 2004

For fiscal 2004, the Compensation Committee adopted an annual incentive compensation plan for employees. This plan was based on financial performance as measured by pro-forma operating income.

For fiscal 2003, the Compensation Committee adopted an annual incentive compensation plan for employees of Conexant’s Broadband Communications business (the continuing Conexant following the Mindspeed Spin-Off). This plan was based on financial performance as measured by pro-forma operating income. In 2003, achievement of our pro-forma operating income goals to plan generated a bonus which was approximately 17% of an employee’s target level of annual incentive compensation.

For fiscal 2002, as described in Conexant’s proxy statement for the 2003 and 2004 annual meetings, the Compensation Committee adopted the 2001 Performance Share Plan as Conexant’s annual incentive compensation plan. Pursuant to the plan, Conexant made performance share awards to eligible employees, including executive officers. The performance share awards entitled the recipient to receive cash or shares of Conexant common stock, based on the value of Conexant Common Stock on the date the performance share award vested. At the time the performance share awards were granted the Compensation Committee established vesting criteria based upon the achievement of financial performance criteria by certain specified dates. To the extent that the applicable financial performance criteria were not met by the specified dates, the relevant performance share awards would not vest and would terminate. In February 2004, the remaining portion of the performance shares vested based on achievement of the fiscal 2003 performance criteria. On average, the performance share awards for an individual generated a bonus which was approximately 28% of an employee’s target level of annual incentive compensation.

Upon completion of the Merger on February 27, 2004, Messrs. Decker, Rhodes, Brewster and Blouin each received a special cash bonus in recognition of their contributions in completing the Company’s focused business creation strategy and during the Merger.

Stock Options and Restricted Stock

Conexant grants stock options to aid in the attraction and retention of employees and to align the interests of employees with those of the shareowners. Stock options have value for an employee only if the price of Conexant Common Stock increases above the fair market value on the grant date and the employee remains employed by Conexant for the period required for the stock option to be exercisable, thus providing an incentive to remain in Conexant’s employ. In addition, stock options provide a direct link to the interests of shareowners by providing an incentive to maximize shareowner value.

The 1999 LTIP is generally used for making grants of incentive stock options, non-qualified stock options and restricted stock to officers and other employees as a part of Conexant’s executive performance review process. The 2000 Non-Qualified Stock Plan authorizes the grant of non-qualified stock option and restricted stock awards to officers and other employees. In February of 2004, the 2004 New Hire Incentive Plan was created for the express purpose of making employment inducement awards to prospective employees. The 2004 New Hire Incentive Plan authorizes the grant of non-qualified stock option, stock appreciation rights, restricted stock, performance share awards and other equity-based incentive awards. Additionally, in connection with the

Merger, Conexant assumed all GlobespanVirata options outstanding as of the Merger date. The outstanding options were adjusted by the merger ratio to preserve the intrinsic value of the options. Also, shareowners approved the assumption of three GlobespanVirata stock plans and authorized the Company to use all authorized but unissued equity awards under those plans for awards under the 2000 Non-Qualified Stock Plan.

Annual stock option grants for executives and employees are a key element of market-competitive total compensation. In fiscal year 2004, stock options for the executive officers were granted upon recommendation of management and approval of the Compensation Committee. On March 5, 2004 Conexant issued options to purchase 18,460,688 shares of Conexant Common Stock to eligible employees and executives of the recently merged Conexant and GlobespanVirata. The majority of these option grants are exercisable in 25% increments over a four-year period, first exercisable one year after the date of grant (e.g., 25% of options granted in 2004 become exercisable on the anniversary of the date of grant in 2005). Additionally, certain of the grants made on March 5, 2004 were retention related option grants which become 100% exercisable on February 27, 2006, the second anniversary of the Merger with GlobespanVirata. Individual grant amounts were based on internal factors such as relative job scope and contributions made during the past year, as well as a review of publicly available data on senior management compensation at other companies.

The recent deterioration in the price of the Company’s Common Stock strongly undercut the Board of Directors’ desire to provide all employees of the Company with the opportunity to participate in the Company’s long-term growth through its stock option programs. In order to increase the retention value of the Company’s stock option programs, the Board approved an exchange offer pursuant to which all employees with stock option grants having an exercise price of $5 or above could exchange them for new stock options to be granted in the future (the “Exchange Offer”). Under the terms of the Exchange Offer, which commenced on November 12, 2004, eligible employees who chose to participate had their tendered stock options cancelled on December 13, 2004 and will receive on or after June 14, 2005 one new option for each option cancelled with an exercise price equal to the fair market value (based on the closing price of the Common Stock as reported by Nasdaq) on that date (the “Replacement Options”). Depending on whether the cancelled options were granted before, on or after December 31, 2002 or whether the eligible employee is a senior executive of the Company, the Replacement Options will either (i) vest in three equal installments on the first, second and third anniversaries of the grant date or (ii) vest 50% on the first anniversary of the grant date and 25% on each of the second and third anniversaries of the grant date. In addition, if an eligible employee’s employment is involuntarily terminated without cause within one year following the Replacement Option grant date, then 50% of the shares subject to the Replacement Option will vest immediately as of the date of termination.

On December 13, 2004, the Company accepted and cancelled all properly tendered options. The approximately 32.7 million tendered options represented approximately 85% of the options eligible for the Exchange Offer. Pursuant to the Company’s Exchange Offer, all of the executive officers exchanged all of their eligible options with exercise prices of $5 or above for a grant of new options to be made on or after June 14, 2005 with an exercise price equal to the fair market value of Conexant Common Stock on the grant date.

Compliance with Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that may be deducted by Conexant in any year with respect to each of Conexant’s five most highly paid executive officers. Certain performance-based compensation that has been approved by shareowners is not subject to the deduction limit. The 1999 LTIP is qualified so that awards under the plan constitute performance-based compensation not subject to the deduction limit under section 162(m). It is the Committee’s objective that, so long as it is consistent with its overall business, compensation and retention objectives, Conexant will, to the extent reasonable, endeavor to keep executive compensation deductible by Conexant for federal income tax purposes.

Conexant’s Performance and CEO Compensation

Mr. Geday served as chief executive officer of the Company from the date of the Merger through November 9, 2004 when he resigned as chief executive officer. Mr. Geday resigned from the Board of Directors on November 12, 2004. Mr. Geday’s cash compensation from February 27, 2004 through fiscal year end is represented in the proxy table and consists of base salary, imputed income on Company paid life insurance and the value of certain Company-paid transportation expenses. On November 9, 2004 Mr. Decker was asked by the Board to assume the role of chief executive officer, a role he held from the spin-off of Conexant from Rockwell International Corporation in 1999 through the completion of the Merger on February 27, 2004. Mr. Decker’s FY04 compensation will be discussed below.

Mr. Decker’s base salary and incentive target are determined in the same manner as described above for all executive officers. On February 27, 2004, Mr. Decker relinquished the role of chief executive officer of Conexant to Mr. Geday. At the request of the Board, Mr. Decker remained an employee of Conexant and became the non-executive chairman of the board. Pursuant to his employment agreement described later and in his capacity as non-executive chairman of the board, Mr. Decker’s base salary remained at $575,000. In January 2004, Mr. Decker, together with the other employees of Conexant, received a cash payout for the fiscal 2003 cash bonus program which was based on a pro forma operating income performance measure. In February 2004, Mr. Decker, together with the other employees of Conexant, earned the portion of the 2001 performance share award that was based on the fiscal 2003 pro forma operating performance. Mr. Decker received a portion of his performance share award in shares of Conexant Common Stock. Additionally, upon completion of the Merger on February 27, 2004, Mr. Decker received a special cash bonus in recognition of his performance, dedication and service in completing the focused business creation strategy and in recognition of his contributions in completing the Merger. In March 2004, as part of Conexant’s broad-based stock options grant, Mr. Decker, as non-executive chairman of the board, was awarded stock options covering 125,000 shares.

Compensation and Management Development Committee

Jerre L. Stead, Chairman

Donald R. Beall

Dipanjan Deb

John W. Marren

Equity Compensation Plan Information

The following table provides information as of September 30, 2004 about shares of the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights granted to employees, consultants or directors under all of the Company’s existing equity compensation plans, including the Company’s 1998 Stock Option Plan, 1999 Long-Term Incentives Plan, 2000 Non-Qualified Stock Plan, Directors Stock Plan, Amended and Restated 2001 Employee Stock Purchase Plan, 1999 Non-Qualified Employee Stock Purchase Plan, 2001 Performance Share Plan, and 2004 New-Hire Equity Incentive Plan, as well as the GlobespanVirata 1999 Equity Incentive Plan, 1999 Supplemental Stock Options Plan, and Amended and Restated 1999 Stock Incentive Plan assumed in the Merger (collectively, the “Equity Compensation Plans”). The table does not include information with respect to shares subject to outstanding options granted under equity compensation plans assumed by the Company in connection with mergers and acquisitions of the companies which originally granted those options. Footnote (6) to the table sets forth the total number of shares of the Company’s Common Stock issuable upon exercise of those assumed options as of September 30, 2004 and the weighted average exercise price of those options. No additional options may be granted under the assumed plans.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by shareowners
Stock plans	59,545,197		$5.09	9,380,434	(1)
Employee Stock Purchase Plan (domestic)	—			6,211,217	(2)
Directors Stock Plan	1,225,857		$3.41	112,952	(3)

Total	60,771,054

Equity compensation plans not approved by shareowners
Stock plans	55,674,553		$3.94	22,137,102
2004 New-Hire Equity Incentive Plan	7,626,750		$7.42	4,373,250
Employee Stock Purchase Plan (international)	—			1,520,580	(4)
Performance Share Plan	—			3,442,196	(5)

Total	124,072,357	(6)(7)

(1)	Includes shares of Conexant common stock issuable upon exercise of outstanding options under the GlobespanVirata 1999 Equity Incentive Plan, 1999 Supplemental Stock Option Plan and Amended and Restated 1999 Stock Incentive Plan assumed by Conexant in connection with the Merger.
(2)	Includes shares of Conexant Common Stock subject to purchase rights accruing under the Amended and Restated 2001 Employee Stock Purchase Plan. The Amended and Restated 2001 Employee Stock Purchase Plan provides that the maximum authorized shares thereunder will be automatically increased by an additional 2,500,000 shares, or such lesser number as the Board may determine, on October 1 of each year commencing with October 1, 2003 and ending on October 1, 2012, for a maximum increase of 25,000,000 additional shares.
(3)	Effective on October 1, 2003, the maximum number of shares issuable under the Directors Stock Plan (as then in effect) was automatically increased by 185,010 shares. The Directors Stock Plan, as amended effective February 27, 2004, provides that the maximum number of shares under the Directors Stock Plan is automatically increased on the first day of each fiscal year by an additional amount equal to the greater of 250,000 shares or 0.075% of the shares of Conexant Common Stock outstanding on that date, subject to the Board of Directors being authorized and empowered to select the smaller amount.

(4)	Includes shares of Conexant Common Stock subject to purchase rights accruing under the 1999 Non-Qualified Employee Stock Purchase Plan.
(5)	Under the 2001 Performance Share Plan, the performance share awards may be paid in shares of Conexant common stock, cash or both. See “—Equity Compensation Plans Not Approved by Stockholders—2001 Performance Share Plan” below.
(6)	The table does not include information for certain equity compensation plans assumed by Conexant in connection with mergers and acquisitions of the companies which originally established those plans. As of September 30, 2004, a total of 3,039,160 shares of Conexant Common Stock were issuable upon exercise of outstanding options under those assumed plans and the weighted average exercise price of those outstanding options was $7.96 per share. No additional options may be granted under those assumed plans.
(7)	Pursuant to the Company’s Exchange Offer, on December 13, 2004 options to purchase an aggregate of 32,692,663 shares of Conexant Common Stock were tendered for exchange to the Company and were cancelled. Eligible employees who tendered options for exchange will be entitled to receive on or after June 14, 2005 an equivalent number of Replacement Options under the Company’s 2000 Non-Qualified Stock Plan.

Equity Compensation Plans Not Approved by Shareowners

1999 Non-Qualified Employee Stock Purchase Plan

The Company’s 1999 Non-Qualified Employee Stock Purchase Plan (the “Non-Qualified ESPP”) was adopted by the Board of Directors on May 14, 1999 and was subsequently amended on August 13, 1999 and July 18, 2002. The Non-Qualified ESPP has not been approved by the Company’s shareowners. Employees of the Company’s subsidiaries located in certain countries outside the U.S. who are not officers or directors of the Company may be eligible to participate in the Non-Qualified ESPP. The Board of Directors has reserved 2,400,000 shares of the Company’s Common Stock for issuance under the Non-Qualified ESPP, subject to adjustment under certain circumstances.

The Non-Qualified ESPP permits eligible employees to purchase shares of the Company’s Common Stock at the end of each offering period at 85% of the lower of the fair market value of the Company’s Common Stock on the first trading day of the offering period or on the last trading day of the offering period. Under the plan, employees may authorize the Company to withhold up to 15% of their compensation for each pay period to purchase shares under the plan, subject to certain limitations. Offering periods generally commence on the first trading day of February and August of each year and are generally twenty-four months in duration, but may be terminated earlier under certain circumstances. As of September 30, 2004, an aggregate of 1,520,580 shares of the Company’s Common Stock were available for future purchases under the Non-Qualified ESPP.

2000 Non-Qualified Stock Plan

The Company’s 2000 Non-Qualified Stock Plan (the “2000 Plan”) was adopted by the Board of Directors on November 5, 1999 and was most recently amended on February 26, 2003. The 2000 Plan has not been approved by the Company’s shareowners. The 2000 Plan authorizes grants of non-qualified stock options and restricted stock. An aggregate of 47,500,000 shares of the Company’s Common Stock are authorized for issuance or delivery under the 2000 Plan, provided that no more than 3,000,000 shares will be available for grants of restricted stock, in each case, subject to adjustment under certain circumstances.

Restricted stock may be granted only to employees, including officers and directors who are employees, of the Company. Stock options granted under the 2000 Plan will have an exercise price per share equal to the fair market value per share of the Company’s Common Stock at the date of grant. Each option will vest in installments over a four year period, with 25% of the shares becoming exercisable each year on the anniversary of the date of grant. Stock options granted under the 2000 Plan may not be exercised after eight years from the date of grant. As of September 30, 2004, an aggregate of 22,137,102 shares were available for future grants under the 2000 Plan.

At the time of the Merger, Conexant shareowners approved the assumption and adoption by Conexant of GlobespanVirata’s 1999 Equity Incentive Plan, 1999 Supplemental Stock Option Plan and Amended and Restated 1999 Stock Incentive Plan, referred to collectively as the GlobespanVirata stock plans. Additionally, shareowners approved Conexant’s use of the shares remaining available for grant under the GlobespanVirata stock plans at the time of the Merger, as well as any additional shares that may become available for grant under the GlobespanVirata stock plans as a result of cancellations, forfeitures, lapses or other terminations of outstanding awards (in each case after adjustment to reflect the merger exchange ratio), for grant of awards by Conexant after the Merger under the GlobespanVirata stock plans or under Conexant’s stock plans, including Conexant’s 1999 LTIP and the 2000 Plan. As of September 30, 2004, a total of 5,493,107 shares were available for issuance under these plans.

2001 Performance Share Plan

The Company’s 2001 Performance Share Plan (the “Performance Share Plan”) was adopted by the Board of Directors on November 2, 2001. The Performance Share Plan has not been approved by the Company’s shareowners. An aggregate of 4,000,000 shares of the Company’s Common Stock are authorized for grants of performance share awards under the Performance Share Plan, subject to adjustment under certain circumstances.

The Performance Share Plan permits eligible employees to receive grants of performance share awards which vest based on performance criteria and continued employment with the Company from the grant date through the time of vesting. The value of the performance share award will equal the fair market value of the Company’s Common Stock. Employees whose performance share awards vest are entitled to receive a payment in the form of shares of the Company’s Common Stock, cash or both. As of September 30, 2004, an aggregate of 3,442,196 shares of the Company’s Common Stock were available for future grants under the Performance Share Plan.

2004 New-Hire Incentive Plan

The Company’s 2004 New-Hire Incentive Plan (the “New-Hire Plan”) was adopted by the Board of Directors on February 6, 2004. The New-Hire Plan has not been approved by the Company’s shareowners. An aggregate of 12,000,000 shares of the Company’s Common Stock were authorized for grants of stock or stock options under the New-Hire Plan, subject to adjustment under certain circumstances. The New-Hire Plan has an evergreen feature so that at the start of each new fiscal year of the Company the number of shares authorized for grants is adjusted to add as many shares as needed to bring the aggregate available shares up to 10,000,000.

The New-Hire Plan permits the Company to make grants of equity compensation to new employees in a merger or acquisition or to persons not previously a director of or employed by the Company, or following a bona fide period of non-employment by the Company, if the equity grant is a material inducement in the person’s entering into employment with the Company. As of September 30, 2004, an aggregate of 4,373,250 shares of the Company’s Common Stock were available for future grants under the New Hire Plan.

Shareowner Return Performance Graph

Set forth below is a line graph comparing the cumulative total shareowner return on Conexant Common Stock against the cumulative total return of the Standard & Poor’s 500 Stock Index and the Nasdaq Electronic Components Index for the period beginning October 1, 1999 and ending September 30, 2004. The graph assumes that $100 was invested on October 1, 1999, in each of Conexant common stock, the Standard & Poor’s 500 Stock Index and the Nasdaq Electronic Components Index at the respective closing prices on October 1, 1999 and that all dividends were reinvested. No cash dividends have been paid or declared on Conexant common stock. For purposes of the graph, the 2002 distribution of the Skyworks Solutions, Inc. shares to holders of Conexant Common Stock as part of the spin-off and merger of Conexant’s wireless communication business with Alpha Industries, Inc. to form Skyworks Solutions, Inc., and the 2003 Mindspeed Spin-Off are treated as non-taxable cash dividends that were reinvested in additional shares of Conexant Common Stock at the closing price on June 26, 2002 and June 30, 2003, respectively.

	Cumulative Total Return
	9/99	9/00	9/01	9/02	9/03	9/04
CONEXANT SYSTEMS, INC.*	$100.00	$115.28	$22.85	$7.97	$49.35	$13.95
S&P 500	100.00	113.85	83.47	66.43	82.77	94.28
NASDAQ ELECTRONIC COMPONENTS INDEX	100.00	175.87	49.70	33.15	64.00	53.99

Executive Compensation

The information shown below reflects the annual and long-term compensation, from all sources, of (1) the chief executive officers of Conexant, (2) the other four most highly compensated executive officers of Conexant at September 30, 2004 and (3) up to two additional persons who were executive officers at any time during fiscal 2004 and would have been included under clause (2) if they had remained executive officers at September 30, 2004, or the Named Executive Officers, for services rendered in all capacities to Conexant for the fiscal years ended September 30, 2002, 2003 and 2004.

Summary Compensation Table

Name and Principal Position With Conexant	Fiscal Year							Long-Term Compensation				All Other Compensation(1)
		Annual Compensation						Awards			Payouts
		Salary		Bonus		Other Annual Compensation		Restricted Stock Awards	Stock Options (Shares)		Long- term Incentive Payouts
Dwight W. Decker Chairman of the board and chief executive officer	2004 2003 2002	$663,462 660,192 699,756	(2) (6)	$1,112,431 50,929 —	(3) (5)	$54,167 21,180 10,102	(4)	— — —	125,000 741,742 1,229,460	(7)	— — —	$28,239 29,946 26,280

F. Matthew Rhodes President	2004 2003 2002	483,173 389,904 313,269	(8)	415,475 17,081 —	(9) (5)	14,820 12,276 921		— — —	800,000 696,696 1,144,477	(7)	— — —	10,604 12,703 8,164

Lewis C. Brewster Executive vice president and chief operating officer	2004 2003 2002	360,000 350,361 292,501	(11)	246,025 16,328 —	(10) (5)	12,875 15,856 2,903		— — —	375,000 396,696 245,892	(7)	— — —	14,400 13,427 11,700

J. Scott Blouin Senior vice president and chief financial officer	2004 2003 2002	300,000 311,538 285,969		206,645 15,069 —	(12) (5)	15,041 13,167 3,281		— — —	375,000 185,345 196,701		— — —	— — —

Dennis E. O’Reilly Senior vice president, chief legal officer and secretary	2004 2003 2002	325,000 312,500 292,500		85,973 10,883 —	(13) (5)	24,023 19,009 10,078		— — —	265,000 148,348 196,712	(7)	— — —	13,000 12,500 11,786

Armando Geday(14) Chief executive officer	2004	391,346	(15)	—		12,952		—	1,050,000		—	—

(1)	Amounts contributed or accrued for the Named Executive Officers under the Conexant savings plans and the related supplemental savings plan.
(2)	Includes $88,462 paid to Mr. Decker in lieu of vacation.
(3)	Represents a $718,750 special bonus paid in connection with the completion of the Merger, $136,165 paid as part of the fiscal 2003 bonus program and $257,516, which represents the fair market value of performance share awards granted in fiscal 2002 that vested in fiscal 2004 based on Conexant’s business performance for fiscal 2003. Mr. Decker received a portion of his award in the form of 20,387 shares of Conexant Common Stock.
(4)	Includes $33,554 for Conexant restricted stock that vested in 2004 and was originally received in respect of Rockwell Automation, Inc.
(5)	Represents the fair market value of performance share awards granted in fiscal 2002 which vested in fiscal 2003 based on Conexant’s business performance for fiscal 2002. Mr. Decker chose to receive the value of his award in the form of 10,124 shares of Conexant Common Stock.
(6)	Includes $42,756 paid to Mr. Decker in lieu of vacation.

(7)	Represents stock options issued to Messrs. Decker, Rhodes, Brewster and O’Reilly for stock options exchanged by each of them in Conexant’s offer to exchange certain options with exercise prices of $25 or above for new options that were granted on April 3, 2002 with exercise prices equal to the fair market value of Conexant Common Stock on that date and otherwise on the same vesting and other terms as the cancelled options.
(8)	Includes $43,269 paid to Mr. Rhodes in lieu of vacation.
(9)	Represents a $300,000 special bonus paid in connection to the completion of the Merger, $57,901 paid as part of the fiscal 2003 bonus program and $57,574, which represents the fair market value of performance share awards granted in fiscal 2002 that vested in fiscal 2004 based on Conexant’s business performance for fiscal 2003. Mr. Rhodes received a portion of his award in the form of 4,558 shares of Conexant Common Stock.
(10)	Represents a $150,000 special bonus paid in connection to the completion of the Merger, $38,770 paid as part of the fiscal 2003 bonus program and $55,035, which represents the fair market value of performance share awards granted in fiscal 2002 which vested in fiscal 2004 based on Conexant’s business performance for fiscal 2003. Mr. Brewster received a portion of his award in the form of 4,357 shares of Conexant Common Stock and $2,220 in the form of a miscellaneous performance award.
(11)	Includes $14,688 paid to Mr. Brewster in lieu of vacation.
(12)	Represents a $125,000 special bonus paid in connection to the completion of the Merger, $30,842 paid as part of the fiscal 2003 bonus program and $50,803, which represents the fair market value of performance share awards granted in fiscal 2002 that vested in fiscal 2004 based on Conexant’s business performance for fiscal 2003. Mr. Blouin received a portion of his award in the form of 4,022 shares of Conexant Common Stock.
(13)	Represents $30,938 paid as part of the fiscal year 2003 bonus program and $55,035, which represents the fair market value of performance share awards granted in fiscal year 2002 that vested in fiscal year 2004 based on business performance in fiscal year 2003. Mr. O’Reilly received a portion of his award in the form of 4,357 shares of Conexant Common Stock.
(14)	Mr. Geday served as chief executive officer of the Company from February 27, 2004 through the end of fiscal year and resigned from this position on November 9, 2004.
(15)	Includes $63,462 paid to Mr. Geday in lieu of vacation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Change of Control Employment Agreements

At the time of the Merger, Conexant entered into employment agreements with certain key executives, including Messrs. Decker, Rhodes, Brewster, Blouin, O’Reilly and Geday. Except as noted below, each of the employment agreements contains the following provisions. Each agreement sets forth the individual’s initial annual base salary and a formula for determining the individual’s annual target bonus for fiscal 2004. Each agreement provides that Conexant’s Board of Directors or the Compensation Committee will (1) review the individual’s annual base salary at least annually and may increase (but not decrease) the salary and (2) determine the amount of the individual’s annual target bonus for fiscal years after fiscal 2004. If Conexant terminates an individual’s employment without “cause” or if the individual resigns for “good reason” (as defined in the employment agreements), Conexant will continue to provide certain benefits to the executive for a specified period after the termination, unless and until the executive receives similar benefits from another employer. Each agreement also restricts the individual from competing with Conexant or soliciting employees or customers of Conexant during the employment period and for 12 months thereafter. Under each agreement, the individual will generally be made whole for any excise taxes imposed by the Internal Revenue Code on certain change of control payments.

For the purposes of the employment agreements, a “change of control” is defined generally as:

•	the acquisition by any individual, entity or group of beneficial ownership of 20% or more of either the then outstanding shares of Conexant Common Stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors;

•	a change in the composition of a majority of the Conexant Board of Directors which is not supported by the current board of directors;

•	a major corporate transaction, such as a reorganization, merger or consolidation or sale or other disposition of all or substantially all of Conexant’s assets, which results in a change in the majority of the board of directors or of more than 60% of Conexant’s shareowners; or

•	approval by Conexant’s shareowners of the complete liquidation or dissolution of Conexant.

Executive Officer Employment Agreements

Dwight W. Decker. Mr. Decker’s January 15, 2004 employment agreement was effective February 27, 2004, the closing date of the Merger, and provides that he will serve as non-executive chairman of the board and an employee of Conexant for as long as he continues as a director, but at least until February 27, 2007. Mr. Decker’s annual base salary is $575,000 for the first year and $100,000 for each of the second and third years of his employment. Thereafter, the board or the Compensation Committee will determine his annual base salary and annual target bonus. For the second and third years of his employment, Mr. Decker will receive twice the equity awards granted to non-employee directors. Thereafter, the board or the Compensation Committee will determine the amount of Mr. Decker’s equity awards. His outstanding unvested equity awards will continue to vest during the employment term. Mr. Decker will be entitled to all benefits afforded employees of Conexant and during the first 18 months of the employment term will be entitled to all perquisites made available to senior executives. If Conexant terminates Mr. Decker’s employment without “cause” or if he resigns for “good reason” during the first 12 months of the employment term, Conexant will pay him a cash sum of (i) any unpaid base salary (and any other unpaid amounts) accrued through his termination date, (ii) any unpaid base salary for the remainder of the 12 month period, (iii) any unpaid target bonus for the fiscal year immediately before the year in which his termination occurs, (iv) any unpaid target bonus for the fiscal year in which his termination occurs, and (v) $200,000. Thereafter, if Conexant terminates Mr. Decker’s employment without “cause” or if he resigns for “good reason”, Conexant will pay him a cash sum of the amounts described in clauses (i), (iii) and (v) of the preceding sentence. If Conexant terminates Mr. Decker’s employment without “cause” or if he resigns for “good reason”, all of his options and shares of restricted stock will become fully vested and his options may be exercised until the later of February 27, 2010 and the second anniversary of his termination date. If Mr. Decker resigns without “good reason” after the February 27, 2005, all of his options and shares of restricted stock will become fully vested and his options may be exercised for two years following his resignation. It is anticipated that Mr. Decker’s employment agreement will be modified to reflect his resumption of the chief executive officer position.

F. Matthew Rhodes. Mr. Rhodes’s January 15, 2004 employment agreement, as amended on November 12, 2004, was effective February 27, 2004 and provides that he will be employed as president of Conexant. The agreement has an initial two-year term, which will be automatically extended daily to provide for a rolling two-year term, unless either party notifies the other that it no longer wishes the extensions to continue. Mr. Rhodes’s initial annual base salary was $450,000 and his initial annual target bonus was 85% of his annual base salary. If Conexant terminates Mr. Rhodes’ employment without “cause” or if he resigns for “good reason”, Conexant will pay him a cash sum of (i) any unpaid base salary (and any other unpaid amounts) accrued through his termination, (ii) a pro rata share of his target bonus for the fiscal year in which his termination occurs, (iii) two times his annual base salary, (iv) two times his target bonus for the fiscal year in which his termination occurs, and (v) $200,000. In addition, all of Mr. Rhodes’ options and shares of restricted stock will become fully vested and his options may be exercised for three years following his termination.

Lewis C. Brewster. Mr. Brewster’s February 27, 2004 employment agreement was effective on that date and provides that he will serve as executive vice president, sales, operations and quality of Conexant. In November 2004, he was promoted to executive vice president and chief operating officer. His agreement has an initial two-year term and thereafter will be automatically extended for additional one-year terms, unless either party notifies the other that it no longer wishes the extensions to continue. Mr. Brewster’s initial annual base salary was $360,000 and his initial annual target bonus was 70% of his annual base salary. If Conexant terminates Mr. Brewster’s employment without “cause”, Conexant will (i) continue to pay his base salary for 12 months following his termination and (ii) pay him promptly after the end of the fiscal year in which the termination occurs a cash sum of (A) a pro rata share of his target bonus for the fiscal year in which the termination occurs and (B) the full amount of his target bonus for such fiscal year. In addition, all of Mr. Brewster’s options and shares of restricted stock will continue to vest during the 12 months following his termination and all vested options may be exercised during that period and for ninety days thereafter, after which time all of his options will expire.

J. Scott Blouin. In December 2002, Conexant entered into an employment and change of control agreement with Mr. Blouin which, in addition to providing for his continuing employment after a change of control (defined in substantially similar terms as under the change of control employment agreements described above), further defined the terms of his employment with Conexant. In connection with the Merger, the agreement was amended effective February 27, 2004 to provide that he will be employed as senior vice president and chief accounting officer of Conexant. Mr. Blouin was promoted to senior vice president and chief financial officer in August 2004. His amended agreement has an initial two-year term and thereafter will be automatically extended for additional one-year terms, unless either party notifies the other that it no longer wishes the extensions to continue. Mr. Blouin’s initial annual base salary was $300,000 and his initial annual target bonus was 60% of his annual base salary. In addition, Mr. Blouin will receive on or about the first anniversary of the Merger, a cash bonus of $75,000, subject to repayment in certain circumstances. If Conexant terminates Mr. Blouin’s employment without “cause” or if he resigns for “good reason”, Conexant will (i) pay him a cash lump-sum equal to any unpaid base salary (and any other unpaid amounts) accrued through his termination, (ii) continue to pay his base salary for two years following his termination and (iii) pay him promptly after the end of the fiscal year in which the termination occurs a cash lump-sum equal to the full amount of his target bonus for such fiscal year. In addition, all of Mr. Blouin’s options and shares of restricted stock will continue to vest during the two-year period following his termination and all vested options may be exercised during that period and for ninety days thereafter, after which time all of his options will expire.

Dennis E. O’Reilly. Mr. O’Reilly’s January 15, 2004 employment agreement was effective February 27, 2004 and provides that he will be employed as senior vice president, chief legal officer and secretary of Conexant. His agreement has an initial two-year term and thereafter will be automatically extended for additional one-year terms, unless either party notifies the other that it no longer wishes the extensions to continue. Mr. O’Reilly’s initial annual base salary was $325,000 and his initial annual target bonus was 60% of his annual base salary. If Conexant terminates Mr. O’Reilly’s employment without “cause”, Mr. O’Reilly will be entitled to substantially the same payments and benefits as Mr. Brewster under his employment agreement described above. In addition, Mr. O’Reilly’s agreement with Conexant defining certain conditional benefits to Mr. O’Reilly upon his retirement, including payment of any earned unused vacation, formal salary and benefit continuation status for six months and continued eligibility for applicable benefits, remains in effect.

Armando Geday. Mr. Geday’s January 15, 2004 employment agreement was effective February 27, 2004 and initially provided that Mr. Geday would serve as chief executive officer and as a director of Conexant. Following his resignation as chief executive officer and a director of the Company in November 2004, Conexant entered into a separation agreement with Mr. Geday in December 2004 defining certain post-termination payments and benefits to which Mr. Geday will be entitled and amending his employment agreement. Under the separation agreement, Conexant (i) will continue to pay his base salary as a non-executive employee until June 30, 2005, (ii) paid him a cash sum of (A) unpaid base salary (and other unpaid amounts) accrued through the date of his resignation as chief executive officer, (B) a pro rata share of his target bonus of $550,000 for fiscal 2005, (C) two times his annual base salary of $550,000, (D) two times his target bonus of $550,000 for fiscal 2005, and (E) $510,000, (iii) will continue to provide certain benefits and perquisites to Mr. Geday until June 30, 2005 and (iv) will pay him on or about June 30, 2005 a cash lump-sum equal to the amount to cover the cost of his continued health benefits from June 30, 2005 to November 9, 2006. In addition, all of Mr. Geday’s options and shares of restricted stock will continue to vest through June 30, 2005, at which time all remaining unvested options will vest and be eligible for exercise during the thirty-five month period following his resignation as chief executive officer, after which time all of his unexercised options will expire. In addition, the non-competition and non-solicitation provisions of Mr. Geday’s employment agreement were extended until June 30, 2006.

Indemnification Agreements

The Company has entered into indemnification agreements with each of its directors, executive officers and with certain other executives. The indemnification agreements require the Company to indemnify these individuals to the fullest extent permitted by Delaware law and to advance expenses incurred by them in connection with any proceeding against them with respect to which they may be entitled to indemnification by the Company.

Other

In 2003, Conexant entered into an agreement with Mindspeed in connection with the Mindspeed Spin-Off pursuant to which Conexant reimburses Mindspeed, through January 1, 2005, for costs incurred on behalf of Mr. Iyer and for related administrative overhead. In fiscal year 2004, the amount of this reimbursement was $583,451.

In fiscal year 2004 Conexant donated $225,210 to the University of California, Irvine Foundation. Of these donations, $220,660 was made directly by Conexant; the remainder was made by the Conexant Systems Charitable Fund, a donor-directed fund administered by the California Community Foundation. Dr. Cicerone is Chancellor of the University of California, Irvine.

During fiscal year 2004, a loan that existed between the Company’s GlobespanVirata subsidiary and Mr. Geday became due. The principal and interest outstanding on Mr. Geday’s loan was $2,858,344; and, the loan was repaid in fiscal year 2004.

In connection with the Mindspeed Spin-Off, Mindspeed entered into a Credit Agreement (“credit facility”) with Conexant, under which Mindspeed could borrow up to $50.0 million for working capital and other general corporate purposes. The credit facility was available for a term ending on June 29, 2007. Loans under the credit facility would accrue interest at the rate of 10 percent per annum, payable at maturity. In connection with the credit facility, Mindspeed issued to Conexant warrants to purchase up to 8.3 million shares of Mindspeed common stock. The number of shares that may be acquired under the warrants would depend on the highest level of borrowings under the credit facility, increasing on a pro rata basis up to a maximum of 8.3 million shares of Mindspeed common stock if the level of borrowings under the credit facility reached $50 million. On December 2, 2004, Conexant entered into an amendment to the credit facility, which amendment, among other things, provided that upon the closing of any financing or series of related financings resulting in gross aggregate proceeds to Mindspeed of $40.0 million or more, Conexant’s commitment and the Credit Agreement would terminate upon the closing of such financing(s). On December 8, 2004, Mindspeed closed a financing in excess of $40.0 million and the credit facility and related warrants were terminated. No borrowings ever occurred under the credit facility.

In connection with the Mindspeed Spin-Off, Mindspeed issued to Conexant a warrant to purchase 30 million shares of Mindspeed common stock at a price of $3.408 per share, exercisable until June 27, 2013.

OPTION GRANTS IN LAST FISCAL YEAR

Shown below is further information on grants to the Named Executive Officers of stock options pursuant to the Equity Compensation Plans during the fiscal year ended September 30, 2004, which are reflected in the Summary Compensation Table on page 16.

Option Grants in Last Fiscal Year

	Number of Securities Underlying Options Granted (Shares)	Footnote		Percentage of Total Options Granted to Conexant Employees in Fiscal 2004		Exercise Price (per share)		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
									5%		10%
D. W. Decker	125,000	(3)		0.60%			$7.42	3/5/2012		$442,840		$1,060,679

F. M. Rhodes	450,000 350,000	(1 (2	) )	2.15 1.67	% %	$ $	7.42 7.42	3/5/2012 3/5/2012	$ $	1,594,224 1,239,952	$ $	3,818,443 2,969,900

L. C. Brewster	200,000 175,000	(1 (2	) )	0.96 0.84	% %	$ $	7.42 7.42	3/5/2012 3/5/2012	$ $	708,544 619,976	$ $	1,697,086 1,484,950

J. S. Blouin	200,000 175,000	(1 (2	) )	0.96 0.84	% %	$ $	7.42 7.42	3/5/2012 3/5/2012	$ $	708,544 619,976	$ $	1,697,086 1,484,950

D. E. O’Reilly	150,000 115,000	(1 (2	) )	0.72 0.55	% %	$ $	7.42 7.42	3/5/2012 3/5/2012	$ $	531,408 407,413	$ $	1,272,814 975,824

A. Geday	600,000 450,000	(1 (2	) )	2.87 2.15	% %	$ $	7.42 7.42	3/5/2012 3/5/2012	$ $	2,125,632 1,594,224	$ $	5,091,257 3,818,443

(1)	Options were granted on March 5, 2004 and become exercisable in four equal annual installments on each of the first four anniversaries of the date of grant.
(2)	Options were granted on March 5, 2004 and become exercisable on February 27, 2006.
(3)	Options were granted on March 5, 2004 and become exercisable on February 27, 2005.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

Shown below is information with respect to (i) exercises by the Named Executive Officers during fiscal 2004 of options to purchase Conexant Common Stock granted under the Equity Compensation Plans and (ii) the unexercised options to purchase Conexant Common Stock granted to the Named Executive Officers in fiscal 2004 and prior years and held by them at September 30, 2004.

	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options Held at September 30, 2004				Value of Unexercised In-the-Money Options at September 30, 2004(1)

Name			Exercisable		Unexercisable		Exercisable	Unexercisable
D. W. Decker			4,118,133	(2)	681,307	(2)	$27,427	$82,281
F. M. Rhodes	85,000	$393,855	1,222,581		1,747,226		$8,052	$32,912
L. C. Brewster			825,273		672,522		$10,971	$32,912
J. S. Blouin			614,653		697,363		$6,857	$20,570
D. E. O’Reilly			628,438		376,261		$5,485	$16,456
A. Geday			2,960,615	(3)	2,772,130	(3)	—	—

(1)	Based on the closing price of Conexant Common Stock on the Nasdaq National Market System on October 1, 2004 ($1.65).

(2)	Includes stock options, granted by Rockwell International Corporation prior to the spin-off of Conexant from Rockwell, which were converted into stock options to purchase Conexant common stock, on the same terms and vesting schedule as the Rockwell stock options but with adjustments to the exercise price and the number of shares for which such options are exercisable to preserve the aggregate intrinsic value thereof.
(3)	Includes stock options, granted by GlobespanVirata prior to the Merger, which were converted into options to purchase Conexant common stock, on the same terms and vesting schedule as the GlobespanVirata stock options but with adjustments to the exercise price and the number of shares for which such options are exercisable to preserve the aggregate intrinsic value of the options.

Retirement Benefits

Conexant does not sponsor a defined benefit pension plan for employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To Conexant’s knowledge, the following table sets forth information regarding ownership of Conexant’s outstanding common stock on November 30, 2004 by each director and Named Executive Officer and all directors and executive officers as a group. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment power with respect to the stock listed.

Beneficial Ownership as of November 30, 2004

	Common Stock
Name(1)	Shares		Percent of Class(2)
Donald R. Beall	2,398,413	(4,5)	—	*
Steven J. Bilodeau	35,940	(5)	—	*
Dipanjan Deb	44,925	(5)	—	*
Dwight W. Decker	4,456,912	(3,5,6)	—	*
F. Craig Farrill	176,861	(5)	—	*
Armando Geday	3,172,656	(5)	—	*
Balakrishnan S. Iyer	1,332,100	(3,5)	—	*
John W. Marren	—		—	*
D. Scott Mercer	62,335	(5)	—	*
Jerre L. Stead	206,391	(5,7)	—	*
Giuseppe Zocco	326,152	(5)	—	*
J. Scott Blouin	649,909	(5)	—	*
Lewis C. Brewster	900,688	(3,5)	—	*
Dennis E. O’Reilly	757,970	(3,5)	—	*
F. Matthew Rhodes	1,306,467	(3,5)	—	*

All directors and executive officers as a group (15 persons)	15,827,719	(3,4,5,6,7)	3.37%

*	Less than 1%.
(1)	Each person’s address is the address of Conexant.
(2)	For purposes of computing the percentage of outstanding shares beneficially owned by each person, shares of which such person has a right to acquire beneficial ownership within 60 days have been included in both the number of shares owned by that person and the number of shares outstanding, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, or the Exchange Act.
(3)	Includes shares held under the savings plans of Conexant and Rockwell as of November 30, 2004. Does not include the following: 1,767; 162; 115; 33 and 200 Conexant share equivalents for Messrs. Decker, Iyer, Brewster, O’Reilly, Rhodes, respectively, and 4,861 Rockwell share equivalents under Rockwell’s supplemental savings plans as of November 30, 2004 for Mr. Decker. Awards under the supplemental savings plans are paid in cash.

(4)	Includes shares, as to which beneficial ownership is disclaimed, as follows: 305,223 held in trusts, the beneficiaries of which are adult children of Mr. Beall not living in the same household and as to which trusts Mr. Beall has no relationship and 10,000 shares owned by the Beall Foundation, of which Mr. Beall is president and a director.
(5)	Includes shares that may be acquired upon the exercise of outstanding stock options within 60 days as follows: 756,409; 35,940; 44,925; 4,241,069; 169,709; 3,147,803; 1,445,096; 12,335; 150,033; 169,637; 645,387; 874,447; 653,025; 1,271,755; and 13,654,495 for Messrs. Beall, Bilodeau, Deb, Decker, Farrill, Geday, Iyer, Mercer, Stead, Zocco, Blouin, Brewster, O’Reilly, Rhodes, and the group, respectively, and includes certain stock options tendered by the executive officers into the Exchange Offer.
(6)	Includes 8,204 shares of restricted stock granted to Mr. Decker.
(7)	Includes 56,358 shares granted to Mr. Stead as restricted stock under the Conexant Directors Stock Plan.

There are no persons known to Conexant to be “beneficial owners” (as that term is defined in the rules of the SEC) of 5% of any class of Conexant’s voting securities outstanding as of November 30, 2004.

Ratification of Selection of Independent Auditors

Deloitte & Touche LLP have been Conexant’s independent auditors since 1998 and have been selected by the Audit Committee of the Board of Directors as Conexant’s independent auditors for the fiscal year ending September 30, 2005.

Before the Audit Committee appointed Deloitte & Touche LLP, it carefully considered the qualifications of that firm, including its performance for Conexant and Rockwell in prior years and its reputation for integrity and for competence in the fields of accounting and auditing.

A representative of Deloitte & Touche LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from shareowners.

The Conexant Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of Deloitte & Touche LLP as independent auditors for Conexant for the current fiscal year. Unless a contrary choice is specified, proxies solicited by the Conexant Board of Directors will be voted “FOR” ratification of the appointment.

Principal Accountant Fees and Services

Audit Fees. The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) for professional services rendered for the audit of Conexant’s annual financial statements and the review of Conexant’s quarterly financial statements during fiscal 2004 were $876,140.

Audit-Related Fees. The aggregate fees billed by Deloitte & Touche to Conexant for fiscal year 2004 for audit-related fees encompassing (i) acquisition-related work, (ii) international statutory audits, (iii) reviews of benefit plans and (iv) other items were $314,630.

Tax Fees. The aggregate fees billed by Deloitte & Touche to Conexant for fiscal year 2004 for (i) tax consultations and (ii) tax compliance, including preparation of domestic and foreign tax returns, were $122,679.

All Other Fees. There were no fees billed by Deloitte & Touche for any other services for fiscal 2004.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Conexant’s directors and executive officers, and persons who own more than 10% of a registered class of Conexant’s equity securities, to file reports of ownership of, and transactions in, Conexant’s securities with the SEC. Such directors, executive officers and 10% shareowners are also required to furnish Conexant with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms received by it, and on written representations from certain reporting persons, Conexant believes that during fiscal 2003 its directors, executive officers and 10% shareowners timely filed all forms required to be filed under Section 16(a).

2005 Shareowner Proposals or Nominations

Shareowners of the Company may submit proposals that they believe should be voted upon at the Company’s Annual Meetings of Shareowners or nominate persons for election to the Board of Directors. Pursuant to Rule 14a-8 under the Securities Exchange Act, some Shareowner proposals may be eligible for inclusion in the Company’s Proxy Statement for the Company’s 2006 Annual Meeting of Shareowners. To be eligible for inclusion in the Company’s 2006 Proxy Statement, any such shareowner proposals must be submitted in writing to the Secretary of the Company no later than September 18, 2005. The submission of a shareowner proposal does not guarantee that it will be included in the Company’s Proxy Statement.

With respect to the Company’s 2006 Annual Meeting, under the Company’s Bylaws, a shareowner proposal or nomination must be submitted in writing to the Secretary of the Company not less than 90 days nor more than 120 days prior to the anniversary of the 2005 Annual Meeting, unless the date of the 2006 Annual Meeting of shareowners is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2005 Annual Meeting. For the Company’s 2006 Annual Meeting, this means that any such proposal or nomination must be submitted no earlier than October 28, 2005 and no later than November 27, 2005. If the date of the 2006 Annual Meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2005 Annual Meeting, the shareowner must submit any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2006 Annual Meeting and no later than the close of business on the later of the 90th day prior to the 2006 Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The shareowner’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the shareowner’s ownership of Common Stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the 2006 Annual Meeting. If the shareowner does not also comply with the requirements of Rule 14a-4 under the Securities Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a shareowner. Shareowners should contact the Secretary of the Company in writing at 4000 MacArthur Boulevard, Newport Beach, California 92660-3095 to make any submission or to obtain additional information as to the proper form and content of submissions.

Annual Report to Shareowners and Financial Statements

The Company’s 2004 Annual Report to Shareowners is being mailed to the Company’s shareowners together with this proxy statement. Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004 will be furnished to interested shareowners, without charge, upon written request. Exhibits to the Form 10-K will be furnished upon written request and payment of a fee of fifteen cents per page covering the Company’s costs. Written requests should be directed to the Company at 4000 MacArthur Boulevard, Newport Beach, California 92660-3095, Attention: Investor Relations. The Company’s 2004 Annual Report to Shareowners, the Form 10-K and this proxy statement are also available on Conexant’s website (http://www.conexant.com) under the Investor Relations section.

Other Matters

At the date hereof, there are no other matters that the Board of Directors intends to present, or has reason to believe others will present, at the Annual Meeting. If other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

Expenses of Solicitation

The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, by telephone or by telegraph, or by a few employees of the Company without additional compensation. The Company will also reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy materials to principals and obtaining their proxies.

January 10, 2005

ANNEX A

AUDIT COMMITTEE CHARTER

As Amended February 25, 2004

The Audit Committee (the “Committee”) has been constituted by the Board of Directors to oversee, or assist the Board of Directors in overseeing, the (a) integrity of the financial statements of the Corporation, (b) compliance by the Corporation with legal and regulatory requirements, (c) independence, qualifications and performance of the Corporation’s internal and external auditors and (d) accounting and financial reporting processes of the Corporation and the audits of the Corporation’s financial statements.

The Committee shall consist of at least three directors, each of whom shall meet the independence, qualification and experience requirements of The Nasdaq Stock Market (“Nasdaq”) and applicable law and shall be financially literate. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication. Each member shall be free of any relationship that, in the opinion of the Board of Directors, would interfere with his or her individual exercise of independent judgment. The chairperson shall be appointed by the Board of Directors. The Committee shall meet on at least a quarterly basis.

The members of the Committee shall have the following powers and duties and shall report thereon to the Board of Directors:

For each fiscal year:

1. to be directly responsible for the appointment (subject to the approval of the shareowners), compensation and oversight of the work of the independent public accountants (including resolution of disagreements between management and the independent public accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, which independent public accountants shall report directly to the Committee;

2. to review the scope of audits of the books, records, accounts and financial statements of the Corporation and its subsidiaries by the independent public accountants;

3. to take, or to recommend that the Board of Directors take, appropriate action to oversee the independence of the independent public accountants;

4. to recommend to the Board of Directors whether the annual audited financial statements should be included in the Corporation’s Annual Report on Form 10-K;

5. to submit the report required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual meeting proxy statement; and

6. to review and reassess the adequacy of this Charter;

To review with the independent public accountants:

1. the scope of their annual audit of the Corporation’s financial statements;

2. the Corporation’s quarterly and annual financial statements before their release;

3. the adequacy of the Corporation’s system of internal control over financial reporting and any recommendations of the independent public accountants with respect thereto;

4. any comments they may have on major issues related to their audit activities, restrictions, if any, imposed on their work and the cooperation they received during the audit;

5. the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees); and

A-1

6. a formal written statement prepared by the independent public accountants delineating all relationships between the independent public accountants and the Corporation consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and to actively engage in a dialogue with the independent public accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent public accountants;

To review and approve in advance the scope and extent of all audit and non-audit services performed by the independent public accountants and the fees charged therefor;

To review and approve the appointment or change of the Corporation’s Director of Internal Audit (however titled, the “General Auditor”) and review with the General Auditor:

7. the scope of the annual internal audit plan and the results of completed internal audits; and

8. any comments the General Auditor may have on major issues related to the internal audit activities or restrictions, if any, imposed thereon;

To monitor compliance by the employees of the Corporation with the Corporation’s Standards of Business Conduct;

To establish procedures and regularly review with management the results of these procedures for the:

9. receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters; and

10. confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

To receive from the independent public accountants a report at least annually regarding:

11. the Corporation’s critical accounting policies and practices used in preparing the financial statements;

12. the alternative treatments of financial information according to generally accepted accounting principles (“GAAP”) related to material items discussed with management and the ramifications of alternative treatments and the independent public accountants’ preferred treatment; and

13. all written communications between the independent public accountants and management;

To review and approve all related party transactions (as defined in Nasdaq rules);

To meet with the Corporation’s Chief Executive Officer, Chief Financial Officer, Chief Legal Officer and other management personnel to review any issues related to the Corporation’s financial reporting, internal control over financial reporting, Standards of Business Conduct or other matters within the scope of the Committee’s duties; and

To determine appropriate funding for the independent public accountants and ordinary administrative expenses of the Committee that are necessary or appropriate to carry out its duties, investigate any matter brought to its attention within the scope of its duties, and to engage and determine funding for consultants or independent counsel as the Committee deems appropriate.

The Committee is expected to maintain free and open communication with the independent public accountants, the internal auditors and the Corporation’s management. Such communication shall include, but not be limited to, private executive sessions, at least semi-annually, with each of these parties. The Committee chairperson shall report on Committee activities to the Board of Directors.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with GAAP. Those duties are the responsibility of management and the independent public accountants. Nor is it the duty of the Committee to assure compliance with laws and regulations and the Corporation’s Standards of Business Conduct.

A-2

Where a vote is not specified, the proxies will vote these shares represented by the proxy FOR the election of directors and FOR proposal 2 and will vote in accordance with their discretion on such other matters as may properly come before the meeting.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

		FOR	WITHHELD FOR ALL			FOR	AGAINST	ABSTAIN
1.	ELECTION OF THREE DIRECTORS: 01 S. J. Bilodeau 02 D. Scott Mercer 03 G. Zocco	☐	☐	2.	RATIFICATION OF APPOINTMENT OF AUDITORS	☐	☐	☐	I/We plan to attend the meeting. (Please detach admittance card below and bring to the meeting.)	☐

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)	Choose MLinkSM for Fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Signature                                          Signature if held jointly                                          Date

If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. When shares are in the name of more than one person, each person should sign the proxy card. Please sign, date and return the proxy card promptly using the enclosed envelope.

Δ FOLD AND DETACH HERE Δ

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/cnxt		Telephone 1-866-540-5760		Mail

Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

To view the annual report and proxy materials

online, go to: www.conexant.com

PROXY

CONEXANT SYSTEMS, INC.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Dwight W. Decker and Dennis E. O’Reilly, and each of them, with power to act without the other and with full power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Conexant Systems, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareowners of the Company to be held on February 23, 2005, or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

To vote in accordance with the Board of Directors’ recommendations just sign and date the other side; no boxes need to be checked.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ FOLD AND DETACH HERE Δ

Bring this admission ticket with you to the meeting on February 23, 2005. Do not mail.

This admission ticket admits you to the meeting. You will not be let in to the meeting without an admission ticket or other proof of stock ownership as of January 3, 2005, the record date.

ADMISSION TICKET

CONEXANT SYSTEMS, INC.

2005 Annual Meeting of Shareowners

February 23, 2005

10:00 A.M.

Hilton Irvine/Orange County Airport Hotel

18800 MacArthur Boulevard

Irvine, CA 92612

NON-TRANSFERABLE	NON-TRANSFERABLE

If no specification is made on this card, the Trustee will vote your shares in the same proportion on each issue as it votes the shares for which it has received voting directions from the other Plan participants.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

		FOR	WITHHELD FOR ALL			FOR	AGAINST	ABSTAIN
1.	ELECTION OF THREE DIRECTORS: 01 S. J. Bilodeau 02 D. Scott Mercer 03 G. Zocco	☐	☐	2.	RATIFICATION OF APPOINTMENT OF AUDITORS	☐	☐	☐	I/We plan to attend the meeting. (Please detach admittance card below and bring to the meeting.)	☐

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

Signature                                          Signature if held jointly                                          Date

If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. When shares are in the name of more than one person, each person should sign the proxy card. Please sign, date and return the proxy card promptly using the enclosed envelope.

Δ FOLD AND DETACH HERE Δ

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting are available through 11:59 PM Eastern Time on February 18, 2005.

Your Internet or telephone vote authorizes the Trustee to vote your shares in the same manner as if you marked, signed and returned your direction card.

Internet http://www.proxyvoting.com/cnxt		Telephone 1-866-540-5760		Mail

Use the Internet to vote. Have your direction card in hand when you access the web site.	OR	Use any touch-tone telephone to vote. Have your direction card in hand when you call.	OR	Mark, sign and date your direction card and return it in the enclosed postage-paid envelope.

If you vote by Internet or by telephone,

you do NOT need to mail back your direction card.

To view the annual report and proxy materials

online, go to:www.conexant.com

DIRECTION CARD

ROCKWELL COLLINS RETIREMENT SAVINGS PLAN

ROCKWELL COLLINS RETIREMENT SAVINGS PLAN FOR BARGAINING UNIT EMPLOYEES

TO: FIDELITY MANAGEMENT TRUST COMPANY, TRUSTEE

You are hereby directed to vote, with respect to the proposals listed on the other side of this Direction Card, the number of shares of Conexant Systems, Inc. Common Stock held for my account in the Rockwell Collins Retirement Savings Plan and/or the Rockwell Collins Retirement Savings Plan for Bargaining Unit Employees at the Annual Meeting of Shareowners of Conexant Systems, Inc. to be held on February 23, 2005, or any adjournment thereof, as follows:

To vote in accordance with the Board of Directors’ recommendations, check the boxes FOR each proposal listed on the other side, then sign, date and return this card.

Please vote in accordance with the instructions on the reverse side of this card by February 18, 2005. If you do not properly vote by that date, Fidelity Management Trust Company, Trustee for the Plans, will vote the shares allocated to your Plan account in the same proportion on each issue as it votes the shares for which it has received voting directions from the other Plan participants.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ FOLD AND DETACH HERE Δ

Bring this admission ticket with you to the meeting on February 23, 2005. Do not mail.

This admission ticket admits you to the meeting. You will not be let in to the meeting without an admission ticket or other proof of stock ownership as of January 3, 2005, the record date.

ADMISSION TICKET

CONEXANT SYSTEMS, INC.

2005 Annual Meeting of Shareowners

February 23, 2005

10:00 A.M.

Hilton Irvine/Orange County Airport Hotel

18800 MacArthur Boulevard

Irvine, CA 92612

NON-TRANSFERABLE	NON-TRANSFERABLE

If no specification is made on this card, the Trustee will vote your shares in the same proportion on each issue as it votes the shares for which it has received voting directions from the other Plan participants.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

		FOR	WITHHELD FOR ALL			FOR	AGAINST	ABSTAIN
1.	ELECTION OF THREE DIRECTORS:	☐	☐	2.	RATIFICATION OF APPOINTMENT OF AUDITORS	☐	☐	☐	I/We plan to attend the meeting. (Please detach admittance card below and bring to the meeting.)	☐
	01 S. J. Bilodeau
	02 D. Scott Mercer
	03 G. Zocco

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

Signature                                          Signature if held jointly                                          Date

If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. When shares are in the name of more than one person, each person should sign the proxy card. Please sign, date and return the proxy card promptly using the enclosed envelope.

Δ FOLD AND DETACH HERE Δ

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting are available through 11:59 PM Eastern Time on February 18, 2005.

Your Internet or telephone vote authorizes the Trustee to vote your shares in the same manner as if you marked, signed and returned your direction card.

Internet http://www.proxyvoting.com/cnxt		Telephone 1-866-540-5760		Mail

Use the Internet to vote. Have your direction card in hand when you access the web site.	OR	Use any touch-tone telephone to vote. Have your direction card in hand when you call.	OR	Mark, sign and date your direction card and return it in the enclosed postage-paid envelope.

If you vote by Internet or by telephone,

you do NOT need to mail back your direction card.

To view the annual report and proxy materials

online, go to:www.conexant.com

DIRECTION CARD

CONEXANT SYSTEMS, INC. SALARIED 401(K) SAVINGS PLAN

TO: FIDELITY MANAGEMENT TRUST COMPANY, TRUSTEE

You are hereby directed to vote, with respect to the proposals listed on the other side of this Direction Card, the number of shares of Conexant Systems, Inc. Common Stock held for my account in the Conexant Systems, Inc. Salaried 401(K) Savings Plan at the Annual Meeting of Shareowners of Conexant Systems, Inc. to be held on February 23, 2005, or any adjournment thereof, as follows:

To vote in accordance with the Board of Directors’ recommendations, check the boxes FOR each proposal listed on the other side, then sign, date and return this card.

Please vote in accordance with the instructions on the reverse side of this card by February 18, 2005. If you do not properly vote by that date, Fidelity Management Trust Company, Trustee for the Plan, will vote the shares allocated to your Plan account in the same proportion on each issue as it votes the shares for which it has received voting directions from the other Plan participants.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ FOLD AND DETACH HERE Δ

Bring this admission ticket with you to the meeting on February 23, 2005. Do not mail.

This admission ticket admits you to the meeting. You will not be let in to the meeting without an admission ticket or other proof of stock ownership as of January 3, 2005, the record date.

ADMISSION TICKET

CONEXANT SYSTEMS, INC.

2005 Annual Meeting of Shareowners

February 23, 2005

10:00 A.M.

Hilton Irvine/Orange County Airport Hotel

18800 MacArthur Boulevard

Irvine, CA 92612

NON-TRANSFERABLE	NON-TRANSFERABLE

If no specification is made, the Trustee will vote as it deems proper. The Board of Directors Recommends a vote “FOR” each of the following proposals.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

		FOR	WITHHELD FOR ALL			FOR	AGAINST	ABSTAIN
1.	ELECTION OF THREE DIRECTORS:	☐	☐	2.	RATIFICATION OF APPOINTMENT OF AUDITORS	☐	☐	☐	I/We plan to attend the meeting. (Please detach admittance card below and bring to the meeting.)	☐
	01 S. J. Bilodeau
	02 D. Scott Mercer
	03 G. Zocco

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

Signature                                          Signature if held jointly                                          Date

If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. When shares are in the name of more than one person, each person should sign the proxy card. Please sign, date and return the proxy card promptly using the enclosed envelope.

Δ FOLD AND DETACH HERE Δ

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting are available through 11:59 PM Eastern Time on February 18, 2005.

Your Internet or telephone vote authorizes the Trustee to vote your shares in the same manner as if you marked, signed and returned your direction card.

Internet http://www.proxyvoting.com/cnxt		Telephone 1-866-540-5760		Mail

Use the Internet to vote. Have your direction card in hand when you access the web site.	OR	Use any touch-tone telephone to vote. Have your direction card in hand when you call.	OR	Mark, sign and date your direction card and return it in the enclosed postage-paid envelope.

If you vote by Internet or by telephone,

you do NOT need to mail back your direction card.

To view the annual report and proxy materials

online, go to:www.conexant.com

DIRECTION CARD

ROCKWELL AUTOMATION RETIREMENT SAVINGS PLAN FOR SALARIED

EMPLOYEES

ROCKWELL AUTOMATION RETIREMENT SAVINGS PLAN FOR HOURLY

EMPLOYEES

ROCKWELL AUTOMATION SAVINGS AND INVESTMENT PLAN FOR

REPRESENTED HOURLY EMPLOYEES

ROCKWELL AUTOMATION RETIREMENT SAVINGS PLAN FOR

REPRESENTED HOURLY EMPLOYEES

ROCKWELL AUTOMATION RETIREMENT SAVINGS PLAN FOR CERTAIN

EMPLOYEES

TO: WELLS FARGO BANK, N.A., TRUSTEE

You are hereby directed to vote, with respect to the proposals listed on the other side of this Direction Card, the number of shares of Conexant Systems, Inc. Common Stock held for my account in the Rockwell Automation Retirement Savings Plan for Salaried Employees, the Rockwell Automation Retirement Savings Plan for Hourly Employees, the Rockwell Automation Savings and Investment Plan for Represented Hourly Employees, the Rockwell Automation Retirement Savings Plan for Represented Hourly Employees, and/or the Rockwell Automation Retirement Savings Plan for Certain Employees at the Annual Meeting of Shareowners of Conexant Systems, Inc. to be held on February 23, 2005, or any adjournment thereof, as follows:

To vote in accordance with the Board of Directors’ recommendations, check the boxes FOR each proposal listed on the other side, then sign, date and return this card.

Please vote in accordance with the instructions on the reverse side of this card by February 18, 2005. If you do not properly vote by that date, the Trustee will vote as it deems proper and, as to shares in the Rockwell Automation Retirement Savings Plan For Salaried Employees, in the same proportion as shares voted by instruction.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ FOLD AND DETACH HERE Δ

Bring this admission ticket with you to the meeting on February 23, 2005. Do not mail.

This admission ticket admits you to the meeting. You will not be let in to the meeting without an admission ticket or other proof of stock ownership as of January 3, 2005, the record date.

ADMISSION TICKET

CONEXANT SYSTEMS, INC.

2005 Annual Meeting of Shareowners

February 23, 2005

10:00 A.M.

Hilton Irvine/Orange County Airport Hotel

18800 MacArthur Boulevard

Irvine, CA 92612

NON-TRANSFERABLE	NON-TRANSFERABLE